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                                                                    EXHIBIT 99.0



                       DiVall Income Properties 3, L.P.
                                QUARTERLY NEWS

--------------------------------------------------------------------------------
A publication of The Provo Group, Inc.                       SECOND QUARTER 1998



Partnership Governance Continues at "20th" Advisory Board Meeting
Kansas City, Missouri
July 28, 1998


On July 28, 1998, the Advisory Board met with management in Kansas City for its "20th" meeting since early 1993, when the Board was first established by The Provo Group. The concept, although unique to the limited partnership industry, has proven to be invaluable to investors.

The Board is currently comprised of representatives from both the investor and broker communities who have not only a substantial financial interest in one or more of the partnerships, but also a strong personal interest in providing a level of governance for these partnerships that were mismanaged by the former general partners.

This latest meeting, updating the status of the Second Quarter 1998, provided the Board with the comfort and knowledge that management's efforts at stabilizing operations to a "normal" level of performance were, once again, visibly apparent. In addition, it was determined that management's focus was clearly working toward the most favorable outcome for the limited partners' investments in the partnerships.

Although the Board members' roles are strictly "advisory", their comments are very important and respected by management to be representative of what's best for all limited partners.

                      ----------------------------------
                             OTHER NEWS INSIDE...

 .    Portion of Liquidation Costs Pre-Paid ........Distribution Highlights, pg 2

 .    Hardee's Sales Continue to Decline ...............Property Highlights, pg 3
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PAGE 2                              Divall 3                             2 Q 98

                          --------------------------

                            Distribution Highlights


 .    1.8% (approx.) annualized return from operations based on $8,700,000 ("net"
     remaining initial investment).

 .    $40,000 total amount distributed for the Second Quarter 1998 which was
     $20,000 less than budgeted.

 .    Distributions were lower than previously expected, due to prepayment of costs associated with the liquidation of the partnership. It should be noted that incurring these costs now eliminates some of the obstacles to a timely closing in the future.

 .    $2.34 per unit (approx.) for the Second Quarter 1998 from cash flow from operations.

 .    $674.00 to $510.00 range of distributions per unit from the first unit sold to the last unit sold before the offering closed (April 1992), respectively.

     [NOTE: Distributions are from both cash flow from operations and "net" cash activity from financing and investing activities.]




            (NOTE: Original units were purchased for $1,000/unit.)

                          --------------------------


                 Statements of Income and Cash Flow Highlights

 .    2% increase in "total" operating revenues from projections.

 .    $2,700 more than budgeted interest income was received by the Partnership, due to interest earned this quarter from the Denny's property which was sold during the First Quarter 1998.

 .    23% increase in "total" expenses from projections.

 .    Expenses were higher than anticipated due to costs associated with the proposed liquidation of the partnership. These costs included $10,000 in legal fees as well as $8,000 for environmental inspections on the properties.


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Page 3                              DiVall 3                              2 Q 98


                          --------------------------

                              Property Highlights

                                   Vacancies
                                   ---------

                   There were no vacancies at June 30, 1998.

                               Rents Receivable
                               ----------------

 .    DenAmerica Corporation, tenant of Denny's (Englewood, CO), was $3,500 delinquent in scheduled rent at June 30, 1998.

                            OTHER PROPERTY MATTERS
                            ----------------------

 .    Hardee's (St. Francis and Oak Creek, WI) continue to experience a decline in sales, despite the national merger with Carl's Jr. restaurants. These stores have not yet been converted to the new "Carl's - Hardee's" concept.

                          --------------------------

                               Return of Capital

The following table has been updated to present the breakdown of distributions since the Partnership's first quarterly distribution, for the period ended September 30, 1990 through June 30, 1998.




                                                          Distribution            Capital
                                                          ------------            -------
                                                            Analysis              Balance
                                                            --------              -------

     Original Capital Balance                                        -          $17,102,520
     Cash Flow From Operations Since Inception            $  1,749,816                    -
     Total Distributions Since Inception                   (10,182,983)                   -
                                                          ------------

     (Return) of Capital                                   ($8,433,167)          (8,433,167)
                                                          ============          -----------

     "Net" Remaining Initial Investment
          by Original Partners                                       -          $ 8,669,353
                                                                                ===========

   (NOTE: For a more individualized discussion of return of capital contact
                             Investor Relations.)


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Page 4                            DiVall 3                                2 Q 98


                          --------------------------

                              Questions & Answers

1.   What is the status of the dissolution of the Partnership?

     . Once the favorable consents were received by the majority of the limited partners to liquidate the properties and dissolve the Partnership, management immediately began marketing the portfolio for sale.

          The next phase was the "sealed" bid process which we are currently unable to discuss in any detail, due to the mutual confidentiality
          agreements that were signed with potential bidders.   At this time, we
          do not have any information to report to you regarding the final outcome of the bidding process.

          We will communicate further information surrounding the dissolution when appropriate under the terms of the confidentiality agreements or allowable based on the critical covenants and dates per the applicable sales contracts.


2.   When can I expect my next distribution mailing?

     . Your distribution correspondence for the Third Quarter of 1998 is scheduled to be mailed on November 13, 1998.


                                     * * *



For questions or additional information, please contact Investor Relations at:
                       1-800-547-7686 or 1-816-421-7444

               All written inquiries may be mailed or faxed to:
                             The Provo Group, Inc.

                       101 West 11th Street, Suite 1110
                          Kansas City, Missouri 64105

                              (FAX 816-221-2130)

                               www.tpgdivall.com
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                        DIVALL INCOME PROPERTIES 3 L.P.
                  STATEMENTS OF INCOME AND CASH FLOW CHANGES
                FOR THE THREE MONTH PERIOD ENDED JUNE 30, 1998
--------------------------------------------------------------------------------

                                                                 PROJECTED           ACTUAL         VARIANCE
                                                               ----------------------------------------------
                                                                    2ND                2ND
                                                                  QUARTER            QUARTER         BETTER
OPERATING REVENUES                                                6/30/98            6/30/98         (WORSE)
                                                               -----------         -----------      ---------
  Rental income                                                $   105,280         $   105,187      $     (93)
  Interest income                                                    7,995              10,758          2,763
  Other income                                                           0                   0              0
                                                               -----------         -----------      ---------
TOTAL OPERATING REVENUES                                       $   113,275         $   115,945      $   2,670
                                                               -----------         -----------      ---------

OPERATING EXPENSES
  Insurance                                                    $     1,203         $     1,095      $     108
  Management fees                                                   16,440              16,215            225
  Overhead allowance                                                 1,326               1,309             17
  Advisory Board                                                     3,400               4,553         (1,153)
  Administrative                                                    15,039              12,101          2,938
  Professional services                                              3,650               5,430         (1,780)
  Environmental inspections                                              0               8,250         (8,250)
  Auditing                                                           8,250               8,250              0
  Legal                                                              1,850              12,040        (10,190)
  Defaulted tenants                                                  1,050                   0          1,050
                                                               -----------         -----------      ---------
TOTAL OPERATING EXPENSES                                       $    52,208         $    69,243      $ (17,035)
                                                               -----------         -----------      ---------

INVESTIGATION AND RESTORATION EXPENSES                         $       546         $       807      $    (261)
                                                               -----------         -----------      ---------
NON-OPERATING EXPENSES
  Depreciation                                                 $    20,592         $    20,592      $       0
  Amortization                                                         446                 446              0
                                                               -----------         -----------      ---------
TOTAL NON-OPERATING EXPENSES                                   $    21,038         $    21,038      $       0
                                                               -----------         -----------      ---------
TOTAL EXPENSES                                                 $    73,792         $    91,088      $ (17,296)
                                                               -----------         -----------      ---------
NET INCOME                                                     $    39,483         $    24,857      $ (14,626)


OPERATING CASH RECONCILIATION:                                                                       VARIANCE
                                                                                                     --------
  Depreciation and amortization                                     21,038              21,038              0
  (Increase) Decrease in current assets                              9,630               2,339         (7,291)
  Increase (Decrease) in current liabilities                         7,313             (11,975)       (19,288)
  (Increase) Decrease in cash reserved for payables                 (7,471)             12,000         19,471
  Advance from/(to) future cash flows for current distributions     (9,000)             (9,000)             0
                                                               -----------         -----------      ---------
  Net Cash Provided From Operating Activities                  $    60,993         $    39,259      $ (21,734)
                                                               -----------         -----------      ---------
CASH FLOWS FROM (USED IN) INVESTING
   AND FINANCING ACTIVITIES
   Proceeds from sale of property                                        0                   0              0
                                                               -----------         -----------      ---------
   Net Cash Provided From Investing And Financing
    Activities                                                 $         0         $         0      $       0
                                                               -----------         -----------      ---------

    Total Cash Flow For Quarater                               $    60,993         $    39,259      $ (21,734)

    Cash Balance Beginning of Period                             1,427,735           1,461,636         33,901
    Less 1st quarter distributions paid 5/98                    (1,270,000)         (1,270,000)             0
    Change in cash reserved for payables or distributions           16,471              (3,000)       (19,471)
                                                               -----------         -----------      ---------
    Cash Balance End of Period                                 $   235,199         $   227,895      $  (7,304)


    Cash reserved for 2nd quarter L.P. distributions               (60,000)            (40,000)        20,000
    Cash advanced from (reserved for) future distributions          (5,000)             (5,000)             0
    Cash reserved for payment of payables                             (143)            (60,000)       (59,857)
                                                               -----------         -----------      ---------
    Unrestricted Cash Balance End of Period                    $   170,056         $   122,895      $ (47,161)
                                                               ===========         ===========      =========
-------------------------------------------------------------------------------------------------------------
                                                                PROJECTED            ACTUAL          VARIANCE
                                                               ----------------------------------------------
*  Quarterly Distribution                                      $    60,000         $    40,000      $ (20,000)
   Mailing Date                                                 8/15/98              (enclosed)             -
-------------------------------------------------------------------------------------------------------------

* Refer to distribution letter for detail of quarterly distribution.
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PROJECTIONS FOR
DISCUSSION PURPOSES

                 DIVALL INCOME PROPERTIES 3 LIMITED PARTNERSHIP
                             1998 PROPERTY SUMMARY
                         AND RELATED ESTIMATED RECEIPTS

                                           -------------------------------------
                                           ORIGINAL CAPITAL          $17,102,520
                                           NET DISTRIBUTION OF
                                             CAPITAL SINCE
                                             INCEPTION                $8,433,167
                                                                     -----------
                                           CURRENT EQUITY             $8,669,353
                                                                     ===========
                                           -------------------------------------

PORTFOLIO (Note 1)

                                                    ----------------------------------------
                                                                   REAL ESTATE
                                                    ----------------------------------------
                                                                     ANNUAL
--------------------------------------------                          BASE             %
 CONCEPT                 LOCATION                     COST            RENT           YIELD
--------------------------------------------        ----------------------------------------
 APPLEBEE'S              PITTSBURGH, PA               891,333        116,040        13.02%
       "                         "

 DENNY'S                 CO SPRINGS, CO               580,183         77,460        13.35%
 DENNY'S                 ENGLEWOOD, CO                213,211         35,880        16.83%

 HARDEE'S (3)            ST. FRANCIS, WI            1,194,381         92,000         7.70%
      "                          "

 HARDEE'S (3)            OAK CREEK, WI              1,341,906         88,000         6.56%
      "                          "
--------------------------------------------        ----------------------------------------

--------------------------------------------        ----------------------------------------
PORTFOLIO TOTALS (5 Properties)                     4,221,014        409,380         9.70%
--------------------------------------------        ----------------------------------------

                                                ---------------------------------------------
                                                                   EQUIPMENT
                                                ---------------------------------------------
                                                   LEASE                    ANNUAL
--------------------------------------------    EXPIRATION                   LEASE       %
 CONCEPT                 LOCATION                  DATE         COST       RECEIPTS    RETURN
--------------------------------------------    ---------------------------------------------
 APPLEBEE'S              PITTSBURGH, PA                      290,469                   0.00%
       "                         "                            58,094                   0.00%

 DENNY'S                 CO SPRINGS, CO                      210,976           0       0.00%
 DENNY'S                 ENGLEWOOD, CO                       210,976                   0.00%

 HARDEE'S (3)            ST. FRANCIS, WI            (2)      369,688           0       0.00%
      "                          "                  (2)       84,500           0       0.00%

 HARDEE'S (3)            OAK CREEK, WI              (2)      482,078           0       0.00%
      "                          "                  (2)      105,488           0       0.00%
--------------------------------------------    ---------------------------------------------
                                                ---------------------------------------------
                                                           1,812,269           0       0.00%

                                               ---------------------------------------------     ---------------
                                                                  TOTALS                             TOTAL %
                                               ---------------------------------------------      ON $8,669,353
--------------------------------------------                      ANNUAL               %             EQUITY
 CONCEPT                 LOCATION                COST            RECEIPTS           RETURN           RAISE
--------------------------------------------   ---------------------------------------------     ---------------
 APPLEBEE'S              PITTSBURGH, PA        1,239,896           116,040           9.36%
       "                         "

 DENNY'S                 CO SPRINGS, CO          791,159            77,460           9.79%
 DENNY'S                 ENGLEWOOD, CO           424,187            35,880           8.46%

 HARDEE'S (3)            ST. FRANCIS, WI       1,648,569            92,000           5.58%
      "                          "

 HARDEE'S (3)            OAK CREEK, WI         1,929,472            88,000           4.56%
      "                          "
--------------------------------------------   ---------------------------------------------     ---------------
                                               ---------------------------------------------     ---------------
                                               6,033,283           409,380           6.79%               4.72%
                                               ---------------------------------------------     ---------------

Note 1: This property summary includes only current property and equipment held by the Partnership. Equipment lease receipts shown include a return of capital.
     2: The lease was terminated and the equipment sold to Hardee's Food Systems in conjunction with their assumption of the Terratron leases.
     3: These leases were assumed by Hardee's Food Systems at rental rates lower than those stated in the original leases.